Exhibit 10.35

June 26, 2014

Guidance Software, Inc.

Barry Plaga, Chief Financial Officer

1055 E. Colorado Blvd.

Pasadena, CA 91106

Re: Extension of Credit Facility

Dear Mr. Plaga:

This letter will confirm that the expiration date of the credit facility evidenced by that certain Credit Note dated July 12, 2012, in the amount of $7,000,000.00 (the “Note”), subject to Security and Loan Agreement dated July 12, 2012 (the “Agreement”), is extended to September 30, 2014. All other terms and conditions of the Note and Agreement will remain unchanged.

Neither this extension or any subsequent discussions or negotiations between the Bank and you shall be construed as any commitment by the Bank to further extend the expiration date provided for herein.

The undersigned acknowledges the extension of the Note on the above stated terms and, in consideration thereof, represents and warrants to the Bank that:

1.              Each and all of the representations and warranties contained in the Agreement are true and correct as if made as of the date of this letter.

2.              No event has occurred and is continuing or would result from this amendment which constitutes an Event of Default as defined in the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

After acknowledging below, please return this letter to Nabil Khoury via email using the following email address:  nabil.khoury@bankofthewest.com with originals to follow.

Borrower:

Guidance Software, Inc.

By:	/s/ Barry Plaga
Barry Plaga, Chief Financial Officer

Bank of the West

By:	/s/ Nabil Khoury
Nabil Khoury, Vice President

CBG Loan Middle Office - NBD

NC-B07-3F-Q

2527 Camino Ramon

San Ramon, CA 94583

STATEMENT OF ACCOUNT

TO:	Office: CBG Loan Middle Office - NBD
Loan/Acct: 1040337160
Guidance Software, Inc.	Date: June 27, 2014
1055 E. Colorado Blvd.	Phone: 925-843-4630
Pasadena, California	Contact: Erika Smith
91106

Due Date	Description or Reason	Total Amount Paid
Loan Closing	Documentation fee (Extension Letter)	$100.00

	TOTAL AMOUNT DUE:	$100.00

By signing below, I hereby authorize Bank of the West to debit my Bank of the West account No. 751009820 for the total amount due above.

GUIDANCE SOFTWARE, INC.

By:	/s/ Barry Plaga
Barry Plaga, Chief Financial Officer

OR remit your payment to:

BANK OF THE WEST

CBG Loan Middle Office - NBD NC-B07-3F-Q

2527 Camino Ramon

San Ramon, California 94583

Attention: Erika Smith